UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 29, 2024

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware		1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor,	Michigan		49022-2692
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange	and	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously disclosed in Whirlpool Corporation’s (the “Company”) quarterly report on Form 10-Q for the quarter ended March 31, 2024, the Company committed to global workforce reduction plans in March 2024 (the “First Quarter Workforce Reduction Plans”). The First Quarter Workforce Reduction Plans were an effort to reduce complexity and simplify the Company’s organizational model after the European major domestic appliance transaction, which was completed on April 1, 2024. The First Quarter Workforce Reduction Plans included involuntary severance actions and employee notifications in March 2024. Total costs for these actions were $23 million, of which we incurred $14 million in employee termination costs and $9 million in other associated costs within the first quarter.

During the second quarter of 2024, the Company evaluated additional restructuring actions as part of the Company’s complexity reduction and organizational simplification efforts. On April 29, 2024, the Company began the employee notification process for an additional global workforce reduction plan, including involuntary severance actions (the “Second Quarter Workforce Reduction Plans”). Total expected costs for actions under the Second Quarter Workforce Reduction Plans are an estimated $52 million to $57 million, primarily in employee termination costs, which we expect to incur within the second quarter of 2024.

The Company expects total restructuring charges of approximately $75 million to $80 million for fiscal year 2024, reflecting amounts under the First Quarter Workforce Reduction Plans and Second Quarter Workforce Reduction Plans outlined above.

The Company expects these workforce reduction actions to be substantially complete in 2024. As such, the Company estimates that it will incur a total of approximately $63 million to $67 million in employee termination costs and approximately $13 million in other associated costs in 2024, and expects substantially all of the costs to result in cash expenditures in 2024.

Cautionary Statements Regarding Forward-looking Statements
Certain statements in this current report relating to the Company’s anticipated costs and cash expenditures, and the timing for completion of these actions, as well as the Company's restructuring charge expectations, constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the risk that timing for completion of these actions may be delayed, or the risk that restructuring expenses may be more or less than anticipated. In addition to these risks, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2024                     WHIRLPOOL CORPORATION

                            By:     /s/ James W. Peters
                            Name:     James W. Peters
                            Title:     Executive Vice President and Chief Financial and Administrative Officer